Exhibit (c)(iii) CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Strictly Confidential Outreach Update April 10, 2023 Securities offered in the United States are offered through Torreya Capital LLC, Member FINRA/SIPC. 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Outreach Status (Strategic) Acknowledged Receipt, Intro Call with Contacted, Awaiting Will Let Us Know (4) Torreya / Gelesis (12) Response (17) Unlikely Under CDA Provided 8-K [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] Declined (7) [***] [***] [***] [***] [***] [***] [***] [***] [***] 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Outreach Status (Investor) Acknowledged Receipt, Intro Call with Contacted, Awaiting Will Let Us Know (5) Torreya / Gelesis (5) Response (85) Unlikely Under CDA Provided 8-K [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] Declined (10) [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Feedback Received and Upcoming Discussions [***] [***][***] § Call held 3/29 with Torreya§ Call scheduled for 4/17 with§ Met with Torreya Torreya and Gelesis § Interested in partnering but § Confirmed interest on 4/8: § Team is “quite interested in not acquiring the full “We're not going to be in a position to purse the financing or a bid against learning more” company PureTech at this time. [***] § Introduced to the However, we would be happy to continue discussions with Gelesis or PureTech regarding the possibility of partnering with them on the OTC commercialization. The [***] is digging into the opportunity now and forming a view on the OTC launch. Please let us know if there is still an opportunity to explore being the commercialization partner for OTC in the second half of the year or if the PureTech bid puts that on hold.” 4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Other Feedback Received [***][***][***] § Call held 3/17 with Torreya§ Call held 3/24 with Torreya§ Call held 3/28 with Torreya § Historically have looked at§ More interested in GS200,§ Interested in Korean OTC as 20-25% of LTM Rx with metabolic health licensing rights sales franchise a strategic area § Would like to know more § Torreya emphasized the§ Will continue to evaluate to about market authorization growth prior to removing the Plenity opportunity as and how US/EU approvals promotional efforts well, while waiting for could be utilized for Korean materials on GS200 + authorities pipeline § Likely to go under CDA once further information on GS200 is provided 5

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Reasons for Declines Discussion Company CDA Reason with Torreya 3/29: “Weight loss is certainly an intriguing market, but the capitalization of the company, No No current reimbursement headwinds and future commercial uncertainty puts this outside of [***] our risk profile.” 3/31: “We won’t be able to find a home for this on our end given the nature of the assets and Yes No [***] the size” 4/4: Determined based on a review of the materials that they do not want exposure to the [***] No No weight loss category 6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Process Timeline Goal of closing financing by mid-Q2 and strategic processes by early Q3 2023 February March April May June July August Week 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 1 2 3 4 Engagement Letter Materials + Outreach Finalized Initial Outreach CDA Initial Bid + Negotiation Diligence + Data Room Final Agreement + Close Engagement Letter Non-Confidential Presentation(s) Finalized Outreach + CDAs CIM(s) Finalized Mgmt Presentations Initial Bid + Negotiation Diligence + Data Room Final Agreement + Close 7 Strategic Processes Financing

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Appendix: Valuation Metrics 8

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Comparable Companies Analysis Enterprise LTM EV / Company Ticker Share Price Market Cap Cash Debt Value Revenue Revenue Cara Therapeutics NasdaqGM:CARA $4.94 $266 $145 $0 $121 $42 2.9x Esperion Therapeutics NasdaqGM:ESPR $1.54 $118 $167 $504 $455 $75 6.0x Marinus NasdaqGM:MRNS $7.00 $348 $241 $102 $209 $25 8.2x Xeris NasdaqGS:XERS $1.82 $250 $122 $187 $315 $110 2.9x Vanda NasdaqGM:VNDA $6.84 $388 $467 $0 ($78) $254 NMF HLS TSX:HLS $4.78 $155 $21 $96 $230 $61 3.7x Amarin NasdaqGM:AMRN $1.49 $605 $309 $0 $296 $369 0.8x Intercept NasdaqGS:ICPT $13.64 $568 $486 $333 $415 $286 1.5x Biora NasdaqGM:BIOR $2.84 $26 $30 $128 $124 $0 NMF Medifast NYSE:MED $102.49 $1,105 $88 $0 $1,018 $1,599 0.6x WW NasdaqGS:WW $4.37 $308 $190 $1,422 $1,541 $1,041 1.5x Herbalife NYSE:HLF $16.04 $1,584 $508 $2,691 $3,766 $5,204 0.7x ReShape NasdaqCM:RSLS $2.61 $5 $6 $0 ($1) $11 NMF Gelesis NYSE:GLS $0.16 $12 $7 $61 $65 $26 2.5x First Quartile $155 $88 $0 $124 $42 1.0x Median $308 $167 $102 $296 $110 2.2x All Mean $441 $214 $420 $647 $698 2.9x Companies Third Quartile $578 $349 $375 $595 $537 3.5x First Quartile $233 $67 $0 $763 $783 0.7x Median $707 $139 $711 $1,279 $1,320 0.7x Only Weight Mean $751 $198 $1,028 $1,581 $1,964 0.9x Loss Third Quartile $1,225 $270 $1,739 $2,097 $2,500 1.1x 9 9 Source: S&P Capital IQ as of April 3, 2023

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Precedent Transactions Demonstrate Premiums in the Range of 15-50% 1 Offer Premium LTM Transaction Offer Price 30-Day 52W- 52W- Ann. Date Target Acquirer Consideration 1-Day 1 Revenue Value Per Share VWAP Low High 12/23/2022 Nuvo Searchlight Cash $53 $85 $0.99 101% 87% 170% (13%) 12/5/2022 Mimi's Rock Corp FitLife Brands Cash $28 $18 $0.13 (3%) 14% 42% (39%) 1 11/14/2022 Opiant Indivior Cash $22 $225 $20.00 111% 99% 172% (47%) 1 6/23/2022 Radius Gurnet Point Cash $217 $893 $10.00 12% 42% 101% (57%) 2/14/2022 BioDelivery Collegium Cash $167 $654 $5.60 54% 64% 124% 20% 2/11/2021 Synacor Centre Lane Cash $81 $97 $2.20 13% 24% 178% 5% 12/10/2020 Neos Aytu Stock $57 $82 $0.74 34% 22% 65% (62%) 10/1/2020 AMAG Covis Group Cash $300 $800 $13.75 46% 41% 212% 2% 4 8/31/2020 Rosetta Stone Cambium $788 Cash $189 $30.00 88% 80% 239% (4%) 2 3 4/4/2023 Gelesis PureTech Stock $26 $0.21 29% 6% 91% (96%) Screen Criteria: First Quartile 13% 24% 101% (47%) Transaction value less than $1,500mm Median 46% 42% 170% (13%) All Companies LTM revenue greater than $10mm Mean 51% 53% 145% (22%) LTM cash less than $500m Third Quartile 88% 80% 178% 2% First Quartile 13% 22% 65% (47%) Companies Median 34% 24% 170% (39%) with <$100m Mean 51% 49% 126% (31%) LTM Revenue Third Quartile 101% 87% 172% (13%) Source: S&P Capital IQ as of April 3, 2023. Notes: 1. Excludes contingent consideration, where applicable; 2. Based on a proposed 10 10 offer price of $0.21 per share, as per PureTech’s initial NBO dated 4/2/23; 3. The implied 1-day offer premium is based on Gelesis’s closing price as of 3/31/23, as noted in PureTech’s non-binding offer letter; 4. 30-day VWAP premium and 1-day premium are as of 7/16/20, the date prior to a media report was published speculating about a potential sale process

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Comparable OTC Transactions Transaction LTM Ann. Date Seller Buyer Prodcut(s) Region Total Value Value / LTM Revenue Sales Prestige 1 5/27/2021 Akorn TheraTears + OTC products WW $230 $60 3.8x Consumer Eastern 8/11/2020 Perrigo Sanofi Emolium, Iwostin, Loxon $23 ND N/A European 2 8/14/2018 Kenilworth Perrigo Nasonex nasal spray OTC WW $50 $214 0.2x Flamel 3 10/5/2015 Perrigo LiquiTime US OTC $6 N/A N/A Technologies 8/28/2015 GSK Perrigo OTC brands WW $200 $110 1.8x 2/28/2014 Aspen Global Perrigo Herron + other OTC Australia + NZ $51 $20 2.6x Bertolli & P.F. Chang's frozen 8/20/2012 Unilever ConAgra WW $267 $300 0.9x food Non- 8/2/2012 AstraZeneca Pfizer Nexium OTC WW $250 N/A approved Orion 3/1/2010 Perrigo Full company sale WW $48 $30 1.6x Laboratories First Quartile $48 $38 1.1x Median $51 $85 1.7x Mean $125 $122 1.8x Third Quartile $230 $188 2.4x Sources: S&P Capital IQ, company press releases, company filings. Notes: 1. Estimated FY revenue of the acquired products; 2. LTM 11 11 sales of the prescription version of Nasonex nasal spray, as the OTC version had not yet been approved; 3. Upfront consideration of $6m. Total consideration also included $50m of milestones and mid-single digit royalties

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Comparable SPAC Companies Analysis Trading Date Current SPAC Share Current SPAC Change in Company Post-SPAC Share Price Price Market Cap Market Cap Market Cap MoonLake Immunotherapeutics 4/6/2022 $20.62 $12.25 $807 NMF 68% Revelation Biosciences, Inc. 01/11/2022 $1.32 $297.85 $5 $110 (96%) Pear Therapeutics, Inc. 12/6/2021 $0.23 $10.00 $32 $1,378 (98%) Better Therapeutics, Inc. 10/29/2021 $0.71 $9.30 $17 $219 (92%) 1 1 Renovacor, Inc. 9/3/2021 $1.90 $7.73 $32 $130 (75%) Ensysce Biosciences, Inc. 7/2/2021 $4.70 $3,480.00 $6 $354 (98%) Nautilus Biotechnology, Inc. 6/10/2021 $2.75 $11.00 $343 $1,364 (75%) NRX Pharmaceuticals, Inc. 5/25/2021 $0.62 $23.41 $45 $277 (84%) Cerevel Therapeutics Holdings, Inc. 10/28/2020 $24.76 $9.88 $3,879 $1,259 208% Whole Earth Brands, Inc. 6/25/2020 $2.49 $10.10 $105 $388 (73%) Gelesis 7/20/2021 $0.16 $985 $12 $340 (96%) First Quartile $9 $219 (97%) Median $38 $354 (88%) Mean $524 $609 (44%) Third Quartile $284 $1,259 (73%) Source: S&P Capital IQ as of April 3, 2023. Note: 1. Renovacor and Rocket Pharmaceuticals announced they had entered into a definitive 12 12 agreement on 9/20/22. The current price and market cap for Renovacor are thus based on market data as of close on 9/19/22

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Disclaimer These materials were prepared by Torreya Capital LLC (“Torreya”) and Stifel, Nicolaus which are difficult to predict and beyond the control of the Firm, and thus nothing & Company, Incorporated (“Stifel”), (collectively, the “Firm”) and may not be used or herein is intended to be, and should not be construed in any respect as, a statement relied upon or further distributed for any purpose except as agreed in writing by the or guaranty of value. These materials must be considered in their totality. The Firm is Firm. These materials are based on publically available information and confidential not acting in any capacity as a fiduciary of any party. These materials are not intended information. The Firm assumes no responsibility to investigate or verify such to provide a basis for evaluating, and should not be considered a recommendation information and has relied on the completeness and accuracy of such information. To with respect to, any transaction or other matter. These materials are not an offer or the extent such information includes estimates and forecasts of future financial solicitation to trade any securities and are not a commitment by anybody to provide performance or other future developments, the Firm has assumed that such or arrange any financing or trade in any related security. These materials may not estimates and forecasts are reasonable. Any projected financial information is based reflect information known to other professionals of the Firm and its affiliates. The on numerous variables and assumptions that are inherently uncertain, such as Firm and its affiliates provide no legal, accounting or tax advice. Accordingly, any factors related to general economic and competitive conditions and, especially, statements contained herein as to tax matters were neither written nor intended by assumptions regarding the widespread disruption, extraordinary uncertainty and the Firm or its affiliates to be used and cannot be used by any taxpayer for the unusual volatility arising from the effects of the COVID-19 pandemic, including the purpose of avoiding tax penalties that may be imposed on such taxpayer. All persons effect of evolving governmental interventions and non-interventions. No should seek legal, accounting and tax advice based on their particular circumstances representation or warranty, express or implied, is made as to the accuracy or from independent advisors regarding the effect on them of anything described completeness of such information and nothing contained herein is, or shall be relied herein. The Firm or its personnel may make statements or provide advice that is upon as, a representation, whether as to the past, the present or the future. These contrary to the information contained in these materials. materials are necessarily based upon information available to the Firm, including Securities offered in the United States are offered through Torreya financial, bond market, legal, economic, policy and other conditions and Capital LLC, Member FINRA/SIPC. circumstances existing and disclosed to the Firm as of the date hereof, all of which are subject to change. These materials speak as of the date of their preparation, except as otherwise noted. The Firm does not have any obligation to update, bring- down, review or reaffirm these materials. Under no circumstances should the delivery of these materials imply that any information or analyses included would be the same if made as of any other date. Any valuation, projection or other estimate contained herein is only an approximation, subject to uncertainties and contingencies, all of 13